Exhibit 99.1

CONTACT:	Sheilah Serradell
Depomed, Inc.
650-462-5900
sserradell@depomed.com

DEPOMED REPORTS FOURTH QUARTER AND YEAR-END 2009 FINANCIAL RESULTS

MENLO PARK, Calif., March 4, 2010 — Depomed, Inc. (NASDAQ: DEPO) today reported financial results for the fourth quarter and year ended December 31, 2009.

“The fourth quarter of 2009 saw the completion of Phase 3 development of DM-1796 for postherpetic neuralgia, and encouraging results in our Phase 3 program in Serada for menopausal hot flashes.  We look forward to the filing of an NDA for DM-1796 for postherpetic neuralgia before the end of the first quarter, and to initiating a Phase 3 trial for Serada by the end of April 2010.  We are very pleased to report a cash and marketable securities balance of $81.8 million at the end of 2009, which is flat relative to 2008 and marks our second consecutive year of positive or flat cash flow without equity financing,” stated Carl A. Pelzel, president and chief executive officer of Depomed.

2009 Financial Highlights

Revenue for the year ended December 31, 2009 was $57.7 million, and included a $10.0 million license payment from Merck & Co. Inc. related to the Company’s license arrangement with Merck for fixed dose combinations of sitagliptin and extended release metformin entered into in July 2009, compared to $34.8 million for the year ended December 31, 2008, which included a one-time recognition of $6.3 million in product sales of GLUMETZA related to previously deferred revenue.

Operating expenses for the year ended December 31, 2009 were $74.5 million, and included $23.6 million in promotion fee expense related to the Company’s promotion agreement for GLUMETZA® with Santarus due to increased GLUMETZA product sales. Operating expenses for the year ended December 31, 2008 were $46.2 million, and included a one-time gain of $7.5 million on litigation related to the IVAX settlement, which had the effect of reducing operating expenses for the year. Stock-based compensation expense was $2.7 million for the year ended December 31, 2009 compared to $2.5 million for the year ended December 31, 2008.

Net loss for the year ended December 31, 2009 was $22.0 million, or $0.43 per share, compared to net loss of $15.3 million, or $0.32 per share, for the year ended December 31, 2008.

Cash, cash equivalents and marketable securities were $81.8 million as of December 31, 2009 compared to $82.1 million as of December 31, 2008.

Fourth Quarter 2009 and Subsequent to Year-End Highlights

•                  Announced the primary endpoint of reducing pain was met with statistical significance in our Phase 3 clinical trial for DM-1796 for the treatment of postherpetic neuralgia (October 2009).

•                  Announced the results of Breeze 1 and Breeze 2 and our Phase 3 clinical trials for Serada for the treatment of menopausal hot flashes (October 2009).

•                  Announced plans to conduct one additional Phase 3 clinical trial for the 1800mg formulation of Serada, based on guidance from FDA at the December 2009 meeting (January 2010).

•                  Received two milestone payments of $0.5 million each for the development of two formulations under our agreement with Covidien (October and December 2009).

•                  Initiated patent infringement litigation against Lupin Limited related to Lupin’s ANDA to market a generic version of Glumetza in the United States (November 2009).

•                  Appointed William Callahan as Vice President, Operations (November 2009).

Conference Call

Depomed will host a conference call today, Thursday, March 4, beginning at 5:00 p.m. ET, 2:00 p.m. PT to discuss its results.  The conference call will be available via a live webcast on the investor relations section of Depomed’s website at http://www.depomed.com.  Access the website 15 minutes prior to the start of the call to download and install any necessary audio software.  An archived webcast replay will be available on the Company’s website for three months.

About Depomed

Depomed, Inc. is a specialty pharmaceutical company with one product candidate through Phase 3 clinical development, another in Phase 3 clinical development, two approved products on the market and other product candidates in its early stage pipeline. Product candidate DM-1796 has completed Phase 3 clinical development and has been licensed to Solvay Pharmaceuticals, Inc. A New Drug Applications for DM-1796 is expected to be filed with the FDA in the first quarter of 2010. Product candidate SeradaTM is in Phase 3 clinical development for menopausal hot flashes. GLUMETZA® (metformin hydrochloride extended release tablets) is approved for use in adults with type 2 diabetes and promoted by Santarus, Inc. in the United States. Depomed formulates its products and product candidates with its proven, proprietary Acuform® drug delivery technology, which is designed to improve existing oral medications, allowing for extended, controlled release of medications to the upper gastrointestinal tract. Benefits of Acuform-enhanced pharmaceuticals include the convenience of once-daily administration, improved treatment tolerability and enhanced compliance and efficacy. Additional information about Depomed may be found on its website, http://www.depomed.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995.

The statements that are not historical facts contained in this release are forward-looking statements that involve risks and uncertainties including, but not limited to, those related to our clinical development programs; our research and development efforts, including pre-clinical and clinical testing; regulation by the FDA and other government agencies; the timing of regulatory applications and product launches; and other risks detailed in the company’s Securities and Exchange Commission filings, including the company’s Annual Report on Form 10-K and most recent Quarterly Report on Form 10-Q. You are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date hereof. The company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

-Financial Tables Follow-

DEPOMED, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2009	2008	2009	2008
	(unaudited)	(unaudited)	(unaudited)	(1)
Revenue:
Product sales	$9,987	$7,295	$35,094	$31,051
Royalties	76	522	1,533	1,582
License revenue	3,171	834	21,081	2,145
Collaborative and other revenue	—	64	20	64
Total revenues	13,234	8,715	57,728	34,842

Costs and expenses:
Cost of sales	1,629	1,205	5,257	5,772
Research and development expense	4,953	9,520	34,298	27,268
Selling, general and administrative expense:
Promotion fee expense	6,648	4,799	23,589	4,841
Other selling, general and administrative	3,719	4,600	16,656	21,556
Total selling, general and administrative expense	10,367	9,399	40,245	26,397
Gain on litigation settlement	—	—	—	(7,500)
Total costs and expenses	16,949	20,124	79,800	51,937

Income (loss) from operations	(3,715)	(11,409)	(22,072)	(17,095)

Other income (expenses):
Interest and other income	319	478	1,050	2,349
Interest expense	(213)	(301)	(1,001)	(555)
Total other income (expenses)	106	177	49	1,794

Net income (loss) before income taxes	(3,609)	(11,232)	(22,023)	(15,301)
Provision for income taxes	(2)	3	15	(1)
Net income (loss)	(3,611)	(11,229)	(22,008)	(15,302)
Deemed dividend on preferred stock	—	(3)	—	(541)
Net income (loss) applicable to common stock shareholders	$(3,611)	$(11,232)	$(22,008)	$(15,843)
Basic and diluted net income (loss) applicable to common stock shareholders per common share	$(0.07)	$(0.22)	$(0.43)	$(0.32)
Shares used in computing basic and diluted net income (loss) per common share	52,048,999	51,065,355	51,519,912	48,778,764

(1) Derived from the audited consolidated financial statements included in the Company’s Annual Report of Form 10-K for the year ended December 31, 2008.

DEPOMED, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except share amounts)

	December 31,
	2009 (unaudited)	2008 (1)
ASSETS
Current assets:
Cash and cash equivalents	$26,821	$22,127
Marketable securities	42,922	59,932
Accounts receivable	4,840	3,099
Unbilled accounts receivable	93	576
Inventories	2,565	2,849
Prepaid and other current assets	1,185	5,404
Total current assets	78,426	93,987
Marketable securities	12,016	—
Property and equipment, net	942	900
Other assets	197	197
	$91,581	$95,084
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and other accrued liabilities	$15,222	$12,848
Deferred product sales	1,635	1,702
Deferred license revenue	11,184	4,362
Other current liabilities	414	110
Current portion of long-term debt	3,747	3,356
Total current liabilities	32,202	22,378
Deferred license revenue, non-current portion	41,306	33,209
Long-term debt, net of current portion	2,170	5,775
Other long-term liabilities	177	569
Commitments
Shareholders’ equity:
Preferred stock, no par value, 5,000,000 shares authorized; Series A convertible preferred stock, 25,000 shares designated, 18,158 shares issued and surrendered, and zero shares outstanding at December 31, 2009 and 2008	—	—
Common stock, no par value, 100,000,000 shares authorized; 52,200,358 and 51,171,377 shares issued and outstanding at December 31, 2009 and 2008, respectively	187,895	183,196
Accumulated deficit	(172,202)	(150,194)
Accumulated other comprehensive gain	33	151
Total shareholders’ equity	15,726	33,153
	$91,581	$95,084

(1) Derived from the audited consolidated financial statements included in the Company’s Annual Report of Form 10-K for the year ended December 31, 2008.